UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

April 30, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FS Investment Corporation (the “Company”) to be held on Monday, June 22, 2015 at 10:00 a.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (the “Annual Meeting”).

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(i) elect three members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified; and

(ii) consider and vote upon a proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the next 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the proxy statement.

In addition to these proposals, you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by the Company. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

Your vote and participation in the governance of the Company is very important.

Sincerely yours,

Michael C. Forman

Chairman and Chief Executive Officer

FS INVESTMENT CORPORATION

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2015

To the Stockholders of FS Investment Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), will be held at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, on Monday, June 22, 2015 at 10:00 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	to elect three members of the board of directors of the Company, who will serve for a term of three years and until their successors are duly elected and qualified;

2.	to consider and vote upon a proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock, during the next 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the proxy statement; and

3.	to consider and transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 20, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2014 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

Vice President, Treasurer and Secretary

April 30, 2015

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2015

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Eastern Time, on Monday, June 22, 2015, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about May 4, 2015 to stockholders of record described below and are available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to elect three members of the Board, who will each serve for a term of three years and until their successors are duly elected and qualified (the “Director Proposal”); and

(ii) the proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell Shares, during the next 12 months following stockholder approval, at a price below the then-current net asset value (“NAV”) per Share, subject to certain limitations described in the proxy statement (the “Share Issuance Proposal”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Second Articles of Amendment and Restatement of the Company (the “Charter”), one-third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) also will be treated as Shares present for quorum purposes.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice, other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 20, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 241,702,625 Shares outstanding.

Required Vote

Director Proposal. Each director nominee shall be elected if such director nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such director nominee at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. Shares represented by broker non-votes, if any, are not considered votes cast and thus have no effect on the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

Share Issuance Proposal. Approval of the Share Issuance Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding Shares entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For purposes of the Share Issuance Proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities” of a Company as the lesser of: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Abstentions and broker non-votes, if any, will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.

Householding

The Company combines mailings for multiple registered stockholders going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all registered stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (855) 486-7904 or by mail to FS Investment Corporation, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105-1594. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 10:00 a.m., Eastern Time, on June 22, 2015.

The Company has enclosed a copy of this proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2014 (the “Annual Report”). This proxy statement, the proxy card and the Annual Report are also available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $15,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of the April 15, 2015, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 30, 2015. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Shares Beneficially Owned as of April 30, 2015
Name and Address of Beneficial Owner(1)	Number of Shares	Total Beneficial Ownership (%)(2)
Interested Directors
David J. Adelman(3)	560,487	*
Michael C. Forman(4)	578,673	*
Thomas J. Gravina(5)	40,000	*
Michael Heller	31,783	*

Independent Directors

Gregory P. Chandler(6)	5,430	*
Barry H. Frank(7)	61,884	*
Michael J. Hagan	40,000	*
Jeffrey K. Harrow	10,000	*
Philip E. Hughes, Jr	—	—
Pedro A. Ramos(8)	490	*
Joseph P. Ujobai	—	—

Executive Officers

Sean Coleman	4,446	*
William Goebel	2,500	*
Zachary Klehr	7,107	*
Brad Marshall	30,248	*
Gerald F. Stahlecker	1,334	*
Stephen S. Sypherd	178	*
James E. Volk	—	—

All directors and executive officers as a group (18 persons)	1,374,599	*

*	Less than one percent.
(1)

The address of each of the beneficial owners set forth above is c/o FS Investment Corporation, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, except for Brad Marshall, whose address is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(2)	Based on a total of 241,702,625 Shares issued and outstanding on April 30, 2015.
(3)	Includes 150,000 Shares held by Darco Capital, LP, a limited partnership controlled by Mr. Adelman; 354,196 Shares held by Franklin Square Holdings, L.P. (“Franklin Square Holdings”); and 22,228 Shares held by Darco Investments, LLC, a limited liability company controlled by Mr. Adelman.
(4)	Includes 44,457 Shares held in trust; 354,196 Shares held by Franklin Square Holdings; 9,982 Shares held by spouse in trust; 2,509 Shares held for the benefit of minor children in trust; 8,855 Shares held in a 401(k) account; and 6,065 Shares held in an IRA account.

(5)	Includes 20,000 Shares held by Cobble Court Holdings LP, a limited partnership controlled by Mr. Gravina.
(6)	Includes 3,981 Shares held in 401(k) account; 483 Shares held by spouse; 483 Shares held by spouse as UTMA custodian for minor child-1; and 483 Shares held by spouse as UTMA custodian for minor child-2.
(7)	Includes 27,861 Shares held in an IRA account and 30,031 Shares held by spouse.
(8)	All Shares held in IRA account.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

Pursuant to the Company’s Second Amended and Restated Bylaws, the number of directors on the Board may not be fewer than one, as required by the Maryland General Corporation Law, or greater than twelve. The Board is currently comprised of eleven directors, each of whom will hold office for the term to which he was elected and until his successor is duly elected and qualified.

Effective as of April 16, 2014, the directors of the Company were divided into three classes, designated Class A, Class B and Class C. The initial Class A directors held office initially for a term that expired at the 2014 annual meeting of stockholders, after which each such director was re-elected for a three-year term expiring at the 2017 annual meeting of stockholders. The Class B directors hold office initially for a term expiring at the Annual Meeting and the Class C directors hold office initially for a term expiring at the 2016 annual meeting of stockholders, and after such initial terms, if elected, the Class B and Class C directors shall hold office for three-year terms expiring at the 2018 and 2019 annual meeting of stockholders, respectively.

At the Annual Meeting, stockholders of the Company are being asked to consider the election of the Class B directors: David J. Adelman, Thomas J. Gravina and Philip E. Hughes, Jr., each of whom has been nominated for re-election for a three-year term expiring at the 2018 annual meeting of stockholders. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Company’s Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”), and are “independent” as required by the New York Stock Exchange (“NYSE”) Listed Company Manual. These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board who are not Independent Directors are referred to as interested directors (the “Interested Directors”).

On February 26, 2015, the Board appointed Mr. Hughes and Mr. Ujobai as new Independent Directors, effective as of April 1, 2015. Mr. Hughes was appointed as a Class B director to serve for a term expiring at the Annual Meeting and was also appointed to serve as a member of the Company’s Audit Committee and Compensation Committee. Mr. Ujobai was appointed to serve as a Class A director for a term expiring at the 2017 annual meeting of stockholders and was also appointed to serve as a member of the Company’s Valuation Committee. On March 31, 2015, Mr. Paul Mendelson, a Class B director and member of the Audit Committee,

Valuation Committee and Compensation Committee, resigned from his position as a member of the Board, effective as of April 1, 2015. Mr. Mendelson’s decision to resign was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company’s operations, policies or practices. On April 29, 2015, the Board appointed Mr. Ramos to serve as a member of the Valuation Committee, effective June 1, 2015.

The Board is currently comprised of eleven directors, seven of whom are Independent Directors. The Board has determined that the following directors and director nominees are Independent Directors: Messrs. Chandler, Frank, Hagan, Harrow, Hughes, Mendelson, Ramos and Ujobai. Based upon information requested from each director and director nominee concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors and director nominees who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director and director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s and director nominee’s biographical information, as disclosed below.

The following tables set forth certain information regarding the director nominees and the Company’s other Independent Directors and Interested Directors. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, and FS Energy and Power Fund II. As of April 30, 2015, FS Energy and Power Fund II had not formally commenced investment operations.

Nominees for Class B Directors — New Term to Expire in 2018
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 43 Director	Class B Director; Term expires in 2015; Director since 2008

Mr. Adelman has served as the Company’s vice- chairman and the vice-chairman of FB Advisor since December 2007 and October 2007, respectively. He also currently serves as the vice-chairman of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D , FS Global Advisor, LLC, FS Energy and Power Fund II, and FSEP II Advisor, LLC, and has presided in such role since each entity’s inception in September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013, January 2013, February 2014 and February 2014, respectively. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. (“Campus Apartments”) since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has been the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of Actua Corporation (formerly known as ICG Group, Inc.) since June 2011, and member of the National Multi Family Council (NMHC) and the Young Presidents’ Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having cofounded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

Mr. Adelman serves as vice-chairman of FB Advisor. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as president and chief executive officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations. These varied activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

Eight

FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III;

FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS Global Credit Opportunities Fund—D; FS Energy and Power Fund II; Actua Corporation

Nominees for Class B Directors — New Term to Expire in 2018
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Gravina Age: 53 Director	Class B Director; Term expires in 2015; Director since 2009

Mr. Gravina currently serves as executive chairman of GPX Enterprises, L.P., a private investment firm, and its affiliates, including GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacities since cofounding GPX Enterprises, L.P. in 2006. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He has served as a member of FS Energy and Power Fund’s nominating and corporate governance committee since April 2011 and has presided as its chairman since September 2013. He was also a member of the Company’s audit committee from January 2010 to September 2011 and served as the chairman of the Company’s nominating and corporate governance committee from January 2011 through September 2013. Mr. Gravina also currently serves on the boards of trustees of FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D and has served in such role since each fund’s inception in January 2013. He is a member of FS Global Credit Opportunities Fund’s valuation committee and nominating and corporate governance committee. Mr. Gravina also currently serves as chairman and chief executive officer of EvolveIP Holdings, LLC, a cloud-based technology provider, which he cofounded in 2007. Previously, from 2000 to 2005, Mr. Gravina served as president and chief executive officer and director of ATX Communications, Inc., a NASDAQ publicly traded communications company. Mr. Gravina also served as chairman of the board of directors of ATX Communications, Inc. from 2005 to 2006. Mr. Gravina led the multibillion dollar merger in 2000 between publicly-traded CoreComm Limited and Voyager.net, and privately-held ATX Telecommunications Services, of which he was co-chief executive officer and cofounder since 1987. Mr. Gravina is a member of the board of directors, chairman of the audit and foundation committees and is a member of the finance committee of the Philadelphia College of Osteopathic Medicine and is a member of other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

Mr. Gravina has served as a member of various boards, including public company and charitable and civic organizations. In addition, his service as chairman of both public and private companies, including a private investment firm that he cofounded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Five	FS Energy and Power Fund; FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS Global Credit Opportunities Fund—D; Philadelphia College of Osteopathic Medicine

Nominees for Class B Directors — New Term to Expire in 2018
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Philip E. Hughes, Jr. Age: 66 Director	Class B Director; Term expires in 2015; Director since 2015

Mr. Hughes serves as vice-chairman of Keystone Industries, an international manufacturing and distribution company, and has done so since November 2011. Mr. Hughes also serves as the president of Sovereign Developers, LP, a real estate development company, and has done so since he founded the company in 1999. In 2011, he formed, and currently operates, Philip E. Hughes, Jr., CPA, Esq. Accounting, Tax and Business Services, a professional services firm. He has served as president of Fox Park Corporation, which owns a retail shopping center since 2005. Prior to these positions, Mr. Hughes served as a partner and head of the Philadelphia office of the accounting firm LarsonAllen LLP from 2000 to 2011.

Mr. Hughes currently serves as a trustee for FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and also serves as the chair of the audit committees for such funds. He also served as a director of VIST Financial Corporation from 2007 to 2012, when the bank was acquired by Tompkins Financial Corporation, and also served on the loan committee and audit committee, and now serves as a director of VIST Bank, a wholly owned subsidiary of Tompkins Financial Corporation, as well as on the executive loan committee. Further, Mr. Hughes served as a director of Madison Bank and Leesport Bank from 1989 to 2012, and served as chair of the audit committee and a member of the loan committee of each institution. He also is a member of several nonprofit organizations, including NHS Human Services, a mental health organization, and Inn Dwelling, Inc., an organization that serves the homeless.

Mr. Hughes has been a member of the American Institute of Certified Public Accountants since 2000 and of the Pennsylvania Institute of Certified Public Accountants since 1990. Mr. Hughes has been a Certified Public Accountant since 1976, a member of the Bar of the Commonwealth of Pennsylvania since 1976 and a member of the Bar of the United States Tax Court since 1980. He received his bachelor’s degree in accounting from LaSalle University and his J.D. from Villanova University School of Law.

Mr. Hughes has extensive experience concerning financial reporting, accounting and controls, which, combined with his executive leadership roles and membership on various boards and audit committees, has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Four	FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS Global Credit Opportunities Fund—D; VIST Financial Corporation; VIST Bank; Madison Bank; Leesport Bank

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Hagan Age: 52 Director and Lead Independent Director	Class A Director; Term expires in 2017; Director since 2011

Michael J. Hagan is a cofounder of Hawk Capital Partners, a private equity firm, where he currently serves as managing partner, and has served in such capacity since December 2014. Prior to cofounding Hawk Capital Partners, Mr. Hagan previously served as the President of LifeShield, Inc. (“LifeShield”) from June 2013 to May 2014, a leading wireless home security company which was acquired by and became a division of DirecTV in 2013. He previously served as the chairman, president and chief executive officer of LifeShield from December 2009 to May 2013. Prior to his employment by LifeShield, Mr. Hagan served as chairman of  NutriSystem, Inc. (“NutriSystem”) from 2002 to November 2008, as chief executive officer of NutriSystem from 2002 to May 2008 and as president of NutriSystem from July 2006 to September 2007. Prior to joining NutriSystem, Mr. Hagan was the cofounder of Verticalnet Inc. (“Verticalnet”) and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from 2002 to 2005, president and chief executive officer from 2001 to 2002, executive vice president and chief operating officer from 2000 to 2001 and senior vice president prior to that time. Mr. Hagan has served on the board of directors of NutriSystem since February 2012, presiding in the role of chairman of the board since April 2012, and has also served on the board of directors of Actua Corporation (formerly known as ICG Group, Inc.) since June 2007. Mr. Hagan previously served as a director of NutriSystem from 2002 to November 2008 and Verticalnet from 1995 to January 2008. Mr. Hagan also served as a member of the board of trustees of American Financial Realty Trust from 2003 to June 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University. He is also a Certified Public Accountant (inactive).

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, private equity, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	Actua Corporation

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 58 Director	Class A Director; Term expires in 2017; Director since 2010

Mr. Harrow has been chairman of Sparks Marketing
Group, Inc. (“Sparks”) since 2001. Mr. Harrow is
responsible for both operating divisions of Sparks,
which includes Sparks Custom Retail and Sparks
Exhibits & Environments, with offices throughout the
United States and China. Sparks’ clients include a
number of Fortune 500 companies. Prior to joining
Sparks, Mr. Harrow served as president and chief
executive officer of CMPExpress.com from 1999 to
2000. Mr. Harrow created the strategy that allowed
CMPExpress.com to move from a Business-to-
Consumer marketplace into the Business-to-Business
sector. In 2000, Mr. Harrow successfully negotiated
the sale of CMPExpress.com to Cyberian Outpost
(NASDAQ ticker: COOL). From 1982 through 1998,
Mr. Harrow was the president, chief executive officer
and a director of Travel One, a national travel
management company. Mr. Harrow was responsible
for growing the company from a single office location
to more than 100 offices in over 40 cities and to its
rank as the 6th largest travel management company in
the United States. Under his sales strategy, annual
revenues grew from $8 million to just under $1 billion.
During this time, Mr. Harrow purchased nine travel
companies in strategic cities to complement Travel
One’s organic growth. In 1998, Mr. Harrow and his
partners sold Travel One to American Express. In
addition to serving as a board member of Sparks,
Mr. Harrow serves on the board of directors of FS
Investment Corporation III as the chairman of its
valuation committee and has presided in such roles
since February 2014. Mr. Harrow’s past directorships
include service as a director of Cherry Hill National
Bank, Hickory Travel Systems, Marlton Technologies
and Ovation Travel Group and the Dean’s Board of
Advisors of The George Washington University
School of Business. Mr. Harrow is a graduate of The
George Washington University School of Government
and Business Administration, where he received his
B.B.A. in 1979.

Mr. Harrow has served in a senior executive capacity
at various companies, as well as a member of various
boards. His extensive service at various companies has
provided him, in the opinion of the Board, with
experience and insight which is beneficial to the
Company.

			Two	FS Investment Corporation III

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Pedro Ramos Age: 50 Director	Class A Director; Term expires in 2017; Director since 2013

Mr. Ramos is a partner with the law firm of Schnader Harrison Segal & Lewis, LLP (“Schnader”) where he advises clients in the business, nonprofit and government sectors, focusing on transactions, financings, compliance, risk management and investigations. From June 2009 until the firm’s attorneys joined Schnader in August 2013, Mr. Ramos was a partner with the law firm of Trujillo, Rodriguez & Richards, LLC and led the firm’s government, education and social sector practice. From June 2007 to June 2009, Mr. Ramos was a partner with the law firm of Blank Rome LLP in its employment, benefits and labor group and its government relations practice. Mr. Ramos previously served as Managing Director of the City of Philadelphia from April 2005 to June 2007 and as City Solicitor from March 2004 to April 2005. Before working for the City of Philadelphia, Mr. Ramos served as vice president and chief of staff to the president of the University of Pennsylvania from January 2002 to March 2004. From September 1992 to January 2002, Mr. Ramos served as an attorney with the law firm of Ballard Spahr Andrews & Ingersoll, LLP in its employee benefits group. From November 2011 to October 2013, Mr. Ramos served as the chairman of the School Reform Commission, which oversees the School District of Philadelphia. Mr. Ramos served on the Board of the School District of Philadelphia from December 1995 through December 2001, with his last two years as president of that board. Mr. Ramos serves currently on several civic and professional associations and is a member of the boards of Project H.O.M.E., the Philadelphia Zoo, the Independence Foundation, the Ed Snider Youth Hockey Foundation, CDC Development Solutions, Independence Health Group Inc. and the Independence Hospital Indemnity Plan, Inc. Mr. Ramos graduated cum laude with a J.D. from the University of Michigan Law School and graduated with a B.A. from the University of Pennsylvania.

Mr. Ramos’ extensive service in the private and public sectors has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Joseph P. Ujobai Age: 53 Director	Class A Director; Term expires in 2017; Director since 2015

Mr. Ujobai has served as the executive vice president of SEI Investments Company (“SEI”) since May 2003 and is also the chief executive officer and managing director of SEI Investments (Europe) Limited based in London. He is responsible for the development of SEI’s worldwide private banks and distribution business. Prior to this, Mr. Ujobai had overall responsibility for the startup of SEI’s business outside of the United States. From May 1996 to January 1999, he was the Managing Director of SEI Investments, Latin America, based in Buenos Aires, Argentina. Before these international assignments Mr. Ujobai worked in SEI’s Global Wealth Platform, managing large institutional relationships. Mr. Ujobai has also worked as Senior Vice President of Global Distribution for Kidder Peabody Asset Management and as Senior Relationship Manager at the IBM Corporation. Mr. Ujobai holds a B.A. in Business Administration from Drexel University.

Mr. Ujobai’s extensive experience with investment and financial services companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Gregory P. Chandler Age: 48 Director	Class C Director; Term expires in 2016; Director since 2008.

Mr. Chandler has been chief financial officer of Emtec, Inc., a global information technology services provider, since May 2009 and also currently serves as the President of Emtec, Inc.’s Global Services Division. Mr. Chandler has also been a member of Emtec Inc.’s board of directors since 2005 where he served as chairman of the audit committee from 2005 through 2009. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He is also the chairman of FS Energy and Power Fund’s audit committee and a member of FS Energy and Power Fund’s valuation committee and has presided in such roles since April 2011. Mr. Chandler presently serves as a director and chairman of the audit committee of the RBB Funds and serves on the board of the Enterprise Center, a non-profit organization. Mr. Chandler presently serves as a director of Spectrum Systems LLP and as an officer and director of GCVC Consulting. Previously, he served as managing director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to April 2009. From 1995 to 1999, he was with PricewaterhouseCoopers (“PwC”) and its predecessor Coopers and Lybrand where he assisted companies in the “Office of the CFO Practice” and also worked as a certified public accountant. During his tenure at PwC, he spent the majority of his time in the Investment Company practice. Mr. Chandler served as a logistics officer with the United States Army for four years. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an M.B.A. from Harvard Business School. He is also a Certified Public Accountant (inactive).

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. In addition, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund; Emtec, Inc.; RBB Funds

INDEPENDENT DIRECTORS (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Barry H. Frank Age: 76 Director	Class C Director; Term expires in 2016; Director since 2008

Mr. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm Schnader from 2000 through 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson (“Mersirov Gelman”) from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987, Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation and business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the board of directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007. He also served on the audit committee of Deb Shops, Inc. from 1989 through October 2007 and was chairman of the audit committee from 1989 through 2003.

Mr. Frank has extensive legal knowledge as a practicing attorney, including his legal experience related to business and corporate taxation and business planning, as well as his service on the board and audit committee of a NASDAQ exchange-listed company. Mr. Frank provides experience the  Board has deemed relevant to the duties required to be performed by the Company’s directors.

			One	None

INTERESTED DIRECTORS(3) (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 54 Chairman of the Board and Chief Executive Officer	Class C Director; Term expires in 2016; Director since 2007

Mr. Forman served as the Company’s chairman, president and chief executive officer from its inception until April 2013 and currently serves as the Company’s chairman and chief executive officer. He has served as the chairman and chief executive officer of FB Advisor since its inception. Mr. Forman also currently serves as chairman, president and chief executive officer of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Advisor, LLC, FS Energy and Power Fund II, and FSEP II Advisor, LLC and has presided in such roles since each entity’s inception in September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013, January 2013, February 2014, and February 2014, respectively. In 2005, Mr. Forman cofounded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman cofounded Franklin Square Holdings, the Company’s affiliate and sponsor.

Prior to cofounding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the corporate and securities department at the Philadelphia based law firm of Klehr Harrison Harvey Branzburg LLP (“Klehr Harrison”), where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (executive committee member), the University of the Arts (executive committee member), the Vetri Foundation for Children (chairman), the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FB Advisor, which serves as the Company’s investment adviser. The Board believes Mr. Forman’s experience and his positions as the Company’s and FB Advisor’s chief executive officer make him a significant asset to the Company.

Eight

FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III;

FS Global Credit Opportunities Fund; FS Global Credit Opportunities Fund—A; FS

Global Credit Opportunities Fund—D; FS Energy and Power Fund II

INTERESTED DIRECTORS(3) (other than Nominees for Class B Directors)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Heller Age: 50 Director	Class C Director; Term expires in 2016; Director since 2008

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, P.C., where he currently serves as the firm’s chief  executive officer, and has served in such capacity since January 1, 2013. Immediately prior to that, Mr. Heller was the president and executive partner of Cozen O’Connor, P.C. from October 2011 to December 2013. He also currently serves on the board of trustees of FS Energy and Power Fund, the board of directors of FS Investment Corporation II, and the board of directors of FS Investment Corporation III and has presided in such roles since September 2010, February 2012, and February 2014, respectively. He previously served as the chairman of FS Energy and Power Fund’s nominating and corporate governance committee from April 2011 through September 2013 and has served as a member of its valuation committee since April 2011. He is also chairman of FS Investment Corporation II’s nominating and corporate governance committee and serves as a member of its valuation committee and has presided in such roles since February 2012 and September 2013, respectively. Mr. Heller is also a member of FS Investment Corporation III’s valuation committee and has presided in such role since February 2014. Mr. Heller is a corporate and securities lawyer, whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the chief executive officer of Cozen O’Connor, P.C., Mr. Heller was the chairman of the Business Law Department from January 2007, and he served as vice-chairman of Cozen O’Connor, P.C.’s Business Law Department from 2002 until January 2007. Mr. Heller has been a member of the board of directors of Beachbody, LLC since November 2012. In addition, Mr. Heller has been a member of the boards of directors of Cozen O’Connor, P.C. and Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the board of trustees of Thomas Jefferson University Hospital since January 2007, May 2004 and July 2012, respectively. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations. These activities have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Four	FS Energy and Power Fund; FS Investment Corporation II; FS Investment Corporation III

†	Includes directorships held in (1) any investment company registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act.
(1)	The address for each director is c/o FS Investment Corporation, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Directors serve until the expiration of their respective term and until his successor is duly elected and qualified.
(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Advisor. Messrs. Heller and

Gravina are “interested persons” because of material professional relationships they have with Mr. Forman.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Company’s investment valuation process through the Company’s Valuation Committee that operates pursuant to authority assigned to it by the Board; (5) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, investment sub-adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the Chief Executive Officer of the Company and Chairman of the Board. The Board believes that Mr. Forman, as co-founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Charter, as well as regulations governing business development companies (“BDCs”) generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

While the Company currently does not have a policy mandating a lead Independent Director, the Board believes that having an Independent Director fill the lead director role is appropriate. On August 7, 2013, the Board appointed Mr. Hagan as lead Independent Director. The lead Independent Director, among other things, works with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer and otherwise consults with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is subject as a BDC and as a company listed on the NYSE.

Board Meetings and Attendance

The Board met 31 times during the fiscal year ended December 31, 2014, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2014. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. Nine directors attended the 2014 annual meeting of stockholders. On February 26, 2015, Messrs. Hughes and Ujobai were appointed to the Board, effective April 1, 2015.

Committees of the Board

The Board has established four standing committees of the Board, which consist of an Audit Committee, a Valuation Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Hughes, each an Independent Director. The Board has determined that Messrs. Chandler and Hughes are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. Mr. Mendelson, an Independent Director, served on the Audit Committee prior to his resignation from the Board on April 1, 2015. On February 26, 2015, Mr. Hughes was appointed to the Audit Committee, effective April 1, 2015. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor), and reviewing the independence of the Company’s independent accountants. The Audit Committee held six meetings during the fiscal year ended December 31, 2014. Each member of the Audit Committee who served on such committee during the 2014 fiscal year attended over 75% of the meetings held during 2014. The Audit Committee charter is available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com.

Valuation Committee

The Board has established a Valuation Committee that operates pursuant to the authority assigned to it by the Board and consists of four members, including a Chairman of the Valuation Committee. The Valuation

Committee members are Messrs. Chandler, Frank (Chairman), Heller and Ujobai. On February 26, 2015, Mr. Ujobai was appointed to the Valuation Committee, effective April 1, 2015. On April 29, 2015, Mr. Ramos was appointed to the Valuation Committee, effective June 1, 2015. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on matters relating to the valuation of the Company’s investments. The Valuation Committee held six meetings during the fiscal year ended December 31, 2014. Each member of the Valuation Committee who served on such committee during the 2014 fiscal year attended over 75% of the meetings held during 2014.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Harrow (Chairman), Hagan and Ramos. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2014. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2014 fiscal year attended over 75% of the meetings held during 2014.

With respect to nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act, rules promulgated by the SEC and the NYSE Listed Company Manual. Each of the director nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. Messrs. Hughes and Ujobai were each identified and recommended as a potential director nominee to the Nominating and Corporate Governance Committee by an executive officer of the Company. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board voted to appoint Messrs. Hughes and Ujobai as directors of the Company in February 2015, effective as of April 1, 2015.

A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the Company in accordance with the requirements set forth in the Company’s Second Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter is available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com.

Compensation Committee

The Board has established a Compensation Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Compensation Committee. The Compensation Committee members are Messrs. Chandler (Chairman), Frank and Hughes, each of whom is an Independent Director. Mr. Mendelson, an Independent Director, served on the Compensation Committee prior to his resignation from the Board effective April 1, 2015. On February 26, 2015, Mr. Hughes was appointed to the Compensation Committee effective April 1, 2015. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of the Company’s chief executive officer and all other executive officers of the Company. Currently none of the Company’s executive officers are compensated by the Company and, as a result, the Compensation Committee does not produce and/or review reports on executive compensation practices. The Compensation Committee is also responsible for reviewing on an annual basis the Company’s reimbursement to FB Advisor of the allocable portion of overhead and other expenses incurred by FB Advisor in performing its obligations under the administration agreement between the Company and FB Advisor, dated as of April 16, 2014 (the “Administration Agreement”), including the allocable portion of the cost of the Company’s executive officers and their respective staffs. The Compensation Committee has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee was established on April 16, 2014 and held one meeting during the fiscal year ended December 31, 2014, which each member who served on such committee during the 2014 fiscal year attended. The Compensation Committee charter is available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com.

Communications Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company. Each executive officer holds his office until his successor is chosen and qualified, or until his earlier resignation or removal.

Effective April 1, 2015, the Board appointed Mr. James F. Volk as the Chief Compliance Officer of the Company. Mr. Volk replaced Salvatore Faia, who had served as the Company’s chief compliance officer since May 2008 pursuant to an agreement with Vigilant Compliance, LLC.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years
Sean Coleman Age: 45 Managing Director	Since 2014	Mr. Coleman has served as the Company’s managing director since February 2014. Mr. Coleman also serves as a managing director of investment management of Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FS Global Advisor, LLC, FSIC III Advisor, LLC, and FSEP II Advisor, LLC. Mr. Coleman also serves on the investment committee of FB Advisor. Before joining Franklin Square Holdings and its affiliated investment advisers in October 2013, Mr. Coleman worked at Golub Capital, where he served in various capacities, including as managing director in the direct lending group and as chief financial officer and treasurer of its BDC. Before he joined Golub Capital in September 2005, Mr. Coleman worked in merchant and investment banking, including at Goldman, Sachs & Co. and Wasserstein Perella & Co. Mr. Coleman earned a B.A. in History from Princeton University and an M.B.A. with Distinction from Harvard Business School, where he received the Loeb Award for academic excellence in finance.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

William Goebel Age: 40 Chief Financial Officer	Since 2011

Mr. Goebel has served as the Company’s chief financial officer since March

2011. Mr. Goebel has also served as chief financial officer of FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, and has presided in such role since each entity’s inception in January 2013. Mr. Goebel previously served as chief financial officer of FS Energy and Power Fund from February 2011 to November 2012 and as chief financial officer of FS Investment Corporation II from July 2011 through September 2014. Prior to joining the Company, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation.

Zachary Klehr Age: 36 Executive Vice President	Since 2013	Mr. Klehr has served as the Company’s executive vice president since January 2013. Mr. Klehr also currently serves as executive vice president of FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, and FS Energy and Power Fund II, and has presided in such roles since January 2013, January 2013, June 2013, January 2013, January 2013, January 2013 and February 2014, respectively. Mr. Klehr has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC, FS Global Advisor, LLC, and FSEP II Advisor, LLC since the later of February 2011 or such entity’s inception date, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining Franklin Square Holdings, Mr. Klehr served as a vice president at Versa Capital Management (“Versa”), a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle-market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and served on the board of trustees of The Philadelphia School where he was a member of the executive, governance, advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Brad Marshall Age: 42 Senior Portfolio Manager	Since 2014	Mr. Marshall has served as the Company’s Senior Portfolio Manager since April 2014. Mr. Marshall also serves as a senior managing director and senior portfolio manager of The Blackstone Group L.P. and GSO / Blackstone Debt Funds Management LLC (“GDFM”), a subsidiary of GSO Capital Partners LP (“GSO”). Mr. Marshall is also a member of GDFM’s management committee and sits on several of GDFM’s investment committees. Mr. Marshall oversees the investment activities for the Company, FS Investment Corporation II and FS Investment Corporation III, which are each sub-advised by GDFM. Since joining GSO in 2005, Mr. Marshall has been involved with portfolio management and the ongoing analysis and evaluation of fixed income investment opportunities in the energy and power sectors. Before joining GSO, Mr. Marshall worked in various roles at the Royal Bank of Canada (“RBC”), including fixed income research and business development within RBC’s private equity funds effort. Prior to his time with RBC, Mr. Marshall helped develop a private equity funds business for TAL Global, a Canadian asset management division of Canadian Imperial Bank of Commerce, and, prior to that, he cofounded a microchip verification software company where he served as chief finance officer. Mr. Marshall received an M.B.A. from McGill University in Montreal where he was an Academic All-Canadian and a B.A. (Honors) in Economics from Queen’s University in Kingston, Canada.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Gerald F. Stahlecker Age: 49 President	Since 2013

Mr. Stahlecker has served as the Company’s president since April 2013 and before that as executive vice president since March 2010. He has served as executive vice president of FB Advisor and Franklin Square Holdings since January 2010. Mr. Stahlecker also serves as the executive vice president of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II , FSIC II Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, FS Global Advisor, LLC, FS Energy and Power Fund II, FSEP II Advisor, LLC, and has presided in such roles since September 2010, September 2010, July 2011, November 2011, June 2013, October 2013, January 2013, January 2013, January 2013, January 2013, February 2014, and February 2014, respectively. Mr. Stahlecker was an independent director and served as a member of the audit committee and as chairman of the valuation committee from the Company’s inception in December 2007 to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Advisor and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P. (“Radcliffe”), a SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as managing director and chief operating officer of Radcliffe and was the co-chair of its investment committee. Prior to cofounding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. (“Rose Glen”), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr Harrison, where he practiced corporate and securities law. While at Klehr Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to

1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an editor of the Villanova University Environmental Law Journal. Mr. Stahlecker is a member of the Greater Philadelphia Chamber of Commerce. Mr. Stahlecker previously served on the board of directors of the Investment Program Association, an industry trade group, and on the board of trustees of The Philadelphia School where he served as a member of its advancement, finance and investment committees.

Name, Address, Age and Position(s) with Company(1)	Length of Time Served	Principal Occupation(s) During Past Five Years

Stephen S. Sypherd Age: 38 Vice President, Treasurer and Secretary	Since 2013	Mr. Sypherd has served as the Company’s vice president, treasurer and secretary since January 2013. Mr. Sypherd also currently serves as vice president, treasurer and secretary of FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, and FS Energy and Power Fund II, and has presided in such roles since the later of January 2013 or such entity’s inception date. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC, FS Global Advisor, LLC, and FSEP II Advisor, LLC, since the later of August 2010 or such entity’s inception date, including as general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts (and on the advancement and governance committees of that board).

James F. Volk Age: 52 Chief Compliance Officer	Since 2015	Mr. Volk has served as the Company’s chief compliance officer since April 1, 2015. Mr. Volk also serves as the chief compliance officer of FS Investment Corporation II, FS Energy and Power Fund, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D and FS Energy and Power Fund II, and has presided in such roles since April 1, 2015. He is responsible for all compliance and regulatory issues affecting the companies in the Fund Complex, including the Company. Before joining Franklin Square Holdings and its affiliated investment advisers in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PwC. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting and is an active Certified Public Accountant.

(1)	The address for each officer is c/o FS Investment Corporation, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics (as amended and restated, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed via the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. Stockholders may also obtain a copy of the Code of Business Conduct and Ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines pursuant to Section 303A.09 of the NYSE Listed Company Manual, which can be accessed via the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business are provided by individuals who are employees of FB Advisor or its affiliates or by individuals who were contracted by FB Advisor, the Company or their respective affiliates to work on behalf of the Company. Each of the Company’s executive officers is an employee of FB Advisor or its affiliates and the day-to-day investment operations and administration of the Company’s portfolio are managed by FB Advisor. In addition, pursuant to the Administration Agreement, the Company reimburses FB Advisor for expenses necessary to perform services related to the Company’s administration and operations, including FB Advisor’s allocable portion of the compensation and related expenses of certain personnel of Franklin Square Holdings providing administrative services to the Company on behalf of FB Advisor.

Director Compensation

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FB Advisor.

Directors who do not also serve in an executive officer capacity for the Company or FB Advisor are entitled to receive annual cash retainer fees, fees for participating in quarterly Board and Board committee meetings and certain other Board and committee meetings and annual fees for serving as committee chairpersons. These directors are Messrs. Chandler, Frank, Gravina, Hagan, Harrow, Heller, Hughes, Ramos and Ujobai. Mr. Hagan also receives an annual retainer for his service as Lead Independent Director.

Prior to April 1, 2015, amounts payable under the director fees arrangement were determined based on the Company’s net assets as of the end of each fiscal quarter and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer(1)	Board/Committee Meeting Fee(2)	Annual Committee Chairperson Fee(2)
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$20,000

(1)	The Company also paid Mr. Hagan an additional annual retainer of $25,000, determined and paid quarterly, for his service as Lead Independent Director.
(2)	The Company does not pay compensation to directors for their service as compensation committee members.

On November 25, 2014, the Nominating and Corporate Governance Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consultant, in order to assist in the evaluation of the Company’s director compensation program. On February 26, 2015, after recommendation by the Nominating and Corporate Governance Committee, the Board approved a modified fee arrangement for directors that became effective on April 1, 2015. Amounts payable under the modified arrangement are determined and paid quarterly in arrears as follows:

Amount(1)
Annual Board Retainer	$100,000
Annual Lead Independent Director Retainer	$25,000
Board Meeting Fees	$2,500
Annual Committee Chair Retainers
Audit Committee	$20,000
Valuation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Committee Meeting Fees	$1,000

(1)	The Company does not pay compensation to directors for their service as compensation committee members.

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person committee meeting not held concurrently with a Board meeting.

The table below sets forth the compensation received by each director from (i) the Company and (ii) all of the companies in the Fund Complex, including the Company, in the aggregate, in each case, for service during the fiscal year ended December 31, 2014:

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex(1)
David J. Adelman	—	—	—
Gregory P. Chandler	$142,500	$142,500	$277,500
Michael C. Forman	—	—	—
Barry H. Frank	$145,000	$145,000	$145,000
Thomas J. Gravina	$92,500	$92,500	$255,750
Michael J. Hagan	$125,000	$125,000	$125,000
Jeffrey K. Harrow	$122,500	$122,500	$167,250
Michael J. Heller	$105,000	$105,000	$377,250
Philip E. Hughes, Jr.(2)	N/A	N/A	$43,750
Paul Mendelson(3)	$120,000	$120,000	$257,500
Pedro Ramos	$102,500	$102,500	$102,500
Joseph P. Ujobai(2)	N/A	N/A	N/A

(1)

The Company, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—D, and FS Energy and Power Fund II are part of the Fund Complex. As of April 30, 2015, FS Energy and Power Fund II had not formally commenced investment operations. Messrs. Adelman, Chandler, Forman, Gravina and Heller serve on the board of trustees of FS Energy and Power Fund. Messrs. Adelman and Forman serve on the board of trustees of FS Energy and Power Fund II. Messrs. Adelman, Forman, Heller and Mendelson serve on the board of directors of FS Investment Corporation II. Messrs. Adelman, Forman, Harrow and Heller serve on the board of directors of FS Investment

Corporation III. Messrs. Adelman, Forman and Gravina serve on the boards of trustees of FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D.
(2)	On February 26, 2015, Messrs. Hughes and Ujobai were appointed as directors of the Company, effective as of April 1, 2015.
(3)	On March 31, 2015, Mr. Mendelson resigned from his position as a member of the Board, effective April 1, 2015.

The table below shows the dollar range of equity securities of the Company and the aggregate dollar range of equity securities of the Fund Complex that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000	Over $100,000
David J. Adelman	Over $100,000	Over $100,000
Michael J. Heller	Over $100,000	Over $100,000
Thomas J. Gravina	Over $100,000	Over $100,000

Independent Directors:
Gregory P. Chandler	$50,001-$100,000	Over $100,000
Barry H. Frank	Over $100,000	Over $100,000
Michael J. Hagan	Over $100,000	Over $100,000
Jeffrey K. Harrow	Over $100,000	Over $100,000
Philip E. Hughes, Jr.(3)	None	None
Paul Mendelson(4)	Over $100,000	Over $100,000
Pedro Ramos	$1-10,000	$1-10,000
Joseph P. Ujobai(3)	None	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)	The dollar range of equity securities of the Company beneficially owned by directors is calculated by multiplying the closing price of the Shares as reported on the NYSE on April 29, 2015, times the number of Shares beneficially owned. The dollar range of equity securities of FS Investment Corporation II beneficially owned by directors of the Company, if applicable, is based on a price of $10.60 per share, which is the final offering price at which FS Investment Corporation II issued shares in its public offering, which closed to new investors in March 2014. The dollar range of equity securities of FS Energy and Power Fund, FS Investment Corporation III, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, beneficially owned by directors of the Company, if applicable, is based on a price of $9.70 per common share of FS Energy and Power Fund, $9.95 per common share of FS Investment Corporation III, $9.80 per common share of FS Global Credit Opportunities Fund—A, and $9.20 per common share of FS Global Credit Opportunities Fund—D, which, in each case, were the public offering prices of such securities as of April 29, 2015. The dollar range of equity securities of FS Energy and Power Fund II beneficially owned by the directors of the Company, if applicable, is based on a price of $9.00 per common share of beneficial interest of FS Energy and Power Fund II, which is the price at which certain directors of the Company purchased such equity securities in connection with contributing seed capital to FS Energy and Power Fund II.
(3)	On February 26, 2015, Messrs. Hughes and Ujobai were appointed as directors of the Company, effective as of April 1, 2015.

(4)	On March 31, 2015, Mr. Mendelson resigned from his position as a member of the Board, effective April 1, 2015.

Certain Relationships and Related Party Transactions (dollar amounts in thousands)

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). All future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

Compensation of Investment Adviser

On July 17, 2014, the Company entered into the amended and restated investment advisory agreement with FB Advisor (the “Current Advisory Agreement”). The Current Advisory Agreement amended and restated the investment advisory agreement between the Company and FB Advisor, dated April 16, 2014 (the “April 2014 Advisory Agreement”), which amended and restated the investment advisory and administrative services agreement between the Company and FB Advisor, dated February 12, 2008 and as amended on August 5, 2008 (the “2008 Advisory Agreement”). A description of the Current Advisory Agreement is set forth in Proposal 2 in the Company’s Definitive Proxy Statement for the 2014 Special Meeting of Stockholders, filed with the SEC on May 20, 2014, and the Company’s current report on Form 8-K, filed with the SEC on July 22, 2014. The Current Advisory Agreement became effective upon its approval at the Special Meeting of Stockholders on July 17, 2014. Subject to the overall supervision of the Board, pursuant to the Current Advisory Agreement, FB Advisor provides the Company with investment advisory services.

Pursuant to the Current Advisory Agreement, FB Advisor is entitled to an annual base management fee based on the average value of the Company’s gross assets and an incentive fee based on the Company’s performance.

The base management fee is payable quarterly in arrears, and is calculated at an annual rate of 1.75% of the average value of the Company’s gross assets.

The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears, and equals 20.0% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on the Company’s net assets, equal to 1.875% per quarter, or an annualized hurdle rate of 7.5%. As a result, FB Advisor will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.875%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FB Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre- incentive fee net investment income for such quarter equals 2.34375%, or 9.375% annually, of the value of the Company’s net assets. Thereafter, FB Advisor will be entitled to receive 20.0% of the Company’s pre-incentive fee net investment income.

The subordinated incentive fee on income is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations over the then-current and eleven preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the eleven preceding calendar quarters. Accordingly, any subordinated incentive fee on income that is payable in a calendar quarter will be limited to the lesser of (i) 20.0% of the amount by which the Company’s pre-incentive fee net investment income for such calendar quarter exceeds the 1.875% quarterly hurdle rate, subject to the “catch-up” provision, and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations for the then-current and eleven preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the eleven preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of the Company’s pre-incentive fee net investment income, base management fees, realized gains and losses and unrealized appreciation and depreciation for the then-current and eleven preceding calendar quarters. There will be no accumulation of amounts on the hurdle rate from quarter to quarter and, accordingly, there will be no clawback of amounts previously paid if subsequent quarters are below the 1.875% quarterly hurdle rate and there will be no delay of payment if prior quarters are below the 1.875% quarterly hurdle rate.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. The Company accrues for the capital gains incentive fee, which, if earned, is paid annually. The Company accrues the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to FB Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized.

The Current Advisory Agreement provides that FB Advisor and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with FB Advisor shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company arising out of the performance of any of its duties or obligations under the Current Advisory Agreement or otherwise as the Company’s investment adviser; provided, however, that FB Advisor cannot be indemnified for any liability arising out of willful misfeasance, bad faith, or negligence in the performance of FB Advisor’s duties or by reason of the reckless disregard of FB Advisor’s duties and obligations under the Current Advisory Agreement.

On April 16, 2014, the Company entered into the Administration Agreement relating to the administrative services previously provided by FB Advisor to the Company under the 2008 Advisory Agreement. The Administration Agreement became effective upon the listing of the Company’s Shares on the NYSE.

FB Advisor oversees the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. FB Advisor also performs, or oversees the performance of, the Company’s corporate operations and required administrative services, which includes being responsible for the financial records that the Company is required to maintain and preparing reports for the Company’s stockholders and reports filed with the SEC. In addition, FB Advisor assists the Company in calculating its net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Pursuant to the Administration Agreement, the Company reimburses FB Advisor and GDFM for expenses necessary to perform services related to the Company’s administration and operations, including FB Advisor’s allocable portion of the compensation and related expenses of certain personnel of Franklin Square Holdings providing administrative services to the Company on behalf of FB Advisor. The Company reimburses FB Advisor no less than quarterly for all costs and expenses incurred by FB Advisor in performing its obligations and providing personnel and facilities under the Administration Agreement. FB Advisor allocates the cost of such services to the Company based on factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Board reviews the methodology employed in determining how the expenses are allocated to the Company and the proposed allocation of administrative expenses among the Company and certain affiliates of FB Advisor. The Board then assesses the reasonableness of such reimbursements for expenses allocated to the Company based on the breadth, depth and quality of such services as compared to the estimated cost to us of obtaining similar services from third-party service providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to FB Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs.

The initial term of the Administration Agreement is two years and thereafter continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually by: (a) the vote of the Board; and (b) the vote of a majority of the Company’s directors who are not parties to the Administration Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party. The Administration Agreement may be terminated at any time by either the Company or FB Advisor, without the payment of any penalty, upon 60 days’ written notice.

The following table describes the fees and expenses accrued under the Current Advisory Agreement, the April 2014 Advisory Agreement, the 2008 Advisory Agreement and the Administration Agreement, as applicable, during the year ended December 31, 2014:

Related Party	Source Agreement	Description	Year Ended December 31, 2014
FB Advisor	Current Advisory Agreement, April 2014 Advisory Agreement and 2008 Advisory Agreement	Base Management Fee(1)	$81,780
FB Advisor	Current Advisory Agreement, April 2014 Advisory Agreement and 2008 Advisory Agreement	Capital Gains Incentive Fee(2)	$(9,468)
FB Advisor	Current Advisory Agreement, April 2014 Advisory Agreement and 2008 Advisory Agreement	Subordinated Incentive Fee on Income(3)	$58,122
FB Advisor	April 2014 Advisory Agreement, 2008 Advisory Agreement and Administration Agreement	Administrative Services Expenses(4)	$4,794

(1)	FB Advisor agreed, effective April 1, 2014, to waive a portion of the base management fee to which it was entitled under the April 2014 Advisory Agreement so that the fee received equaled 1.75% of the average value of the Company’s gross assets. As a result, the amount shown for the year ended December 31, 2014 is net of waivers of $2,837. During the year ended December 31, 2014, $84,920 in base management fees were paid to FB Advisor. As of December 31, 2014, $19,560 in base management fees were payable to FB Advisor.
(2)

During the year ended December 31, 2014, the Company reversed capital gains incentive fees of $9,468 based on the performance of the Company’s portfolio. No capital gains incentive fees are actually payable by the Company with respect to unrealized gains unless and until those gains are actually realized. The Company paid FB Advisor $1,590 in capital gains incentive fees during the year ended December 31, 2014. As of December 31, 2014, $21,075 in capital gains incentive fees were accrued, all of which was based on unrealized gains, and none of which is payable unless and until those gains are actually realized.

(3)	During the year ended December 31, 2014, $59,336 of subordinated incentive fees on income were paid to FB Advisor. As of December 31, 2014, a subordinated incentive fee on income of $13,089 was payable to FB Advisor.
(4)	During the year ended December 31, 2014, $3,849 of administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Company by FB Advisor and the remainder related to other reimbursable expenses. The Company paid $4,537 in administrative services expenses to FB Advisor during the year ended December 31, 2014.

Expense Reimbursement

Pursuant to an expense support and conditional reimbursement agreement, dated as of March 13, 2012, and amended and restated as of May 16, 2013, (as amended and restated, the “Expense Reimbursement Agreement”), Franklin Square Holdings had agreed to reimburse the Company for expenses in an amount that was sufficient to ensure that no portion of the Company’s distributions to stockholders were paid from proceeds of the sale of Shares or borrowings, and the Company had a conditional obligation to reimburse Franklin Square Holdings for amounts provided to the Company under the agreement. As a result of the listing of the Company’s Shares on the NYSE, effective November 7, 2014, Franklin Square Holdings terminated the Expense Reimbursement Agreement pursuant to its terms. No reimbursements were ever made by Franklin Square Holdings pursuant to the Expense Reimbursement Agreement, and no amounts were therefore reimbursed by the Company to Franklin Square Holdings under the agreement.

Trademark License Agreement

On April 16, 2014, the Company entered into a trademark license agreement (the “trademark license agreement”) with Franklin Square Holdings. Pursuant to the trademark license agreement, Franklin Square Holdings granted the Company a non-exclusive, non-transferable, royalty-free right and license to use the name “FS Investment Corporation” and certain other trademarks (the “licensed marks”) as a component of the Company’s own name (and in connection with marketing the investment advisory and other services that FB Advisor may provide to the Company). Other than with respect to this limited license, the Company has no other rights to the licensed marks.

Exemptive Relief

In an order dated June 4, 2013, the SEC granted exemptive relief permitting the Company, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of FB Advisor, including FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III and any future BDCs that are advised by FB Advisor or its affiliated investment advisers (collectively, the “co-investment affiliates”). The Company believes this relief has and may continue to enhance its ability to further its investment objectives and strategy. The Company believes this relief may also increase favorable investment opportunities for the Company, in part, by allowing the Company to participate in larger investments, together with its co-investment affiliates, than would be available to it if it had not obtained such relief. Because the Company did not seek exemptive relief to engage in co-investment transactions with GDFM and its affiliates, the Company will continue to be permitted to co-invest with GDFM and its affiliates only in accordance with existing regulatory guidance.

Potential Conflicts of Interest

FB Advisor’s senior management team is comprised of substantially the same personnel as the senior management teams of FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC and FS Global Advisor, LLC, the investment advisers to the entities other than the Company in the Fund Complex. As a result, such personnel provide investment advisory services to the Fund Complex (other than FS Energy and Power Fund II, which, as of April 30, 2015, had not formally commenced investment operations). While none of FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC or FS Global Advisor,

LLC is currently making private corporate debt investments for clients other than the Company, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III or FS Global Credit Opportunities Fund, respectively, any, or all, may do so in the future. In the event that FB Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FB Advisor or its management team. In addition, even in the absence of FB Advisor retaining additional clients, it is possible that some investment opportunities may be provided to FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III and/or FS Global Credit Opportunities Fund rather than to the Company.

Independent Registered Public Accounting Firm

McGladrey LLP, 751 Arbor Way, Suite 200, Blue Bell, Pennsylvania 19422, has been appointed by the Board to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. McGladrey LLP acted as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2008 through 2014. The Company knows of no direct financial or material indirect financial interest of McGladrey LLP in the Company. A representative of McGladrey LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey LLP for professional services performed for the Company’s fiscal years ended December 31, 2014 and 2013:

Fiscal Year	Audit Fees	Audit Related Fees(1)	Tax Fees	All Other Fees(2)
2014	$392,500	$75,120	$—	$75,725
2013	$398,600	$—	$—	$75,200

(1)	“Audit-Related Fees” are those fees billed to the Company by McGladrey LLP for services provided by McGladrey LLP or fees billed for expenses relating to the review by McGladrey LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
(2)	“All Other Fees” are those fees billed to the Company by McGladrey LLP in connection with permitted non-audit services.

Pre-Approval Policies and Procedures

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company’s independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for FB Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Company’s Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Company’s Audit Committee. However, the Company’s Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Company’s Audit Committee at its next scheduled meeting. The Company’s Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management. All of the audit and permitted non-audit services described above for which McGladrey LLP billed the Company for the fiscal years ended December 31, 2014 and 2013 were pre-approved by the Company’s Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and McGladrey LLP, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2014. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with McGladrey LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey LLP. Pursuant to the policy, the Audit Committee pre- approves the audit and non-audit services performed by McGladrey LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP’s communications with the Audit Committee concerning independence and has discussed with McGladrey LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting McGladrey LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2014 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

Audit Committee

Gregory P. Chandler, Chairman

Barry H. Frank

(Mr. Hughes was appointed to the Audit Committee, effective as of April 1, 2015, but did not take part in the reviews and discussions referred to in this Audit Committee report. Mr. Mendelson took part in the reviews and discussions referred to in this Audit Committee report, but resigned from the Board and the Audit Committee effective April 1, 2015.)

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to such persons were timely filed.

Required Vote

Each director nominee shall be elected if such director nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such director nominee at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. Shares represented by broker non-votes, if any, are not considered votes cast and thus have no effect on the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: AUTHORIZATION TO OFFER AND SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE

Background

The 1940 Act generally prohibits the Company, as a BDC, from offering and selling Shares at a price per Share, after deducting underwriting commissions and discounts, below the then-current NAV per Share unless the policy and practice of doing so is approved by the Company’s stockholders within one year immediately prior to any such sales. During the Company’s prior continuous public offering, to the extent that its NAV increased, the Board increased the offering price such that the Company sold Shares at a price necessary to ensure that Shares were not sold at a price per Share, after deducting underwriting commissions and discounts, that was below its NAV per Share. However, following the listing of the Shares on the NYSE on April 16, 2014, Shares may trade and have traded at a market price that is less than the then-current NAV attributable to those Shares.

The Company is seeking stockholder approval of the Share Issuance Proposal, which would allow the Company to sell its Shares below NAV per Share in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The Company believes that it is important to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be sold. Instead, any transaction where the Company would sell Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Share Issuance Proposal is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for Shares sold during the next 12 months following stockholder approval. This proxy statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

The Share Issuance Proposal limits the maximum number of Shares salable at a price below NAV per Share, on an aggregate basis, including any prior offerings made pursuant to this authority, to 25% of the Company’s then outstanding Shares immediately prior to each such sale. Furthermore, pursuant to this authority, there would be no limit on the discount to NAV per Share at which Shares could be sold. See below for a discussion and an example of the dilutive effect of the sale of Shares at a price below NAV per Share.

The Board, including a majority of the Independent Directors and a majority of directors who have no financial interest in the Share Issuance Proposal, has approved the Share Issuance Proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

The Company sought and received stockholder approval for a similar proposal at a Special Meeting of Stockholders on June 23, 2014. This authorization will expire on June 23, 2015, the twelve month anniversary of such stockholder approval.

1940 Act Conditions for Sales at a Price below NAV per Share

The Company’s ability to issue Shares at a price below NAV per Share is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that the Company may offer and sell Shares at prices below the then-current NAV per Share with stockholder approval, if:

•

it is determined that any such sales would be in the best interests of the Company and its stockholders by (1) a majority of the Company’s Independent Directors and (2) a majority of the Company’s directors who have no financial interest in the proposal (such approvals together, a “required majority of directors”); and

•

a required majority of directors, in consultation with the underwriter or underwriters of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of a firm commitment to purchase Shares or immediately prior to the issuance of Shares, that the price at which Shares are to be sold is not less than a price which closely approximates the market value for Shares, less any distributing commission or discount.

Without the approval of stockholders to offer and sell Shares at prices below NAV per Share, the Company would be prohibited from selling Shares to raise capital when the market price for Shares is below the then-current NAV per Share.

Board Approval

The Board is recommending that stockholders vote in favor of the Share Issuance Proposal. The Board has concluded that the Share Issuance Proposal is in the best interests of the Company and its stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated various factors, including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV per Share under various hypothetical scenarios.

In determining whether or not to offer and sell the Company’s Shares at a price per Share below NAV per Share, the Board has a duty to act in the Company’s best interests and that of stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If stockholders of the Company do not approve the Share Issuance Proposal, the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Reasons to Offer Shares at a Price Below NAV per Share

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company may want to raise capital through the sale of Shares. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason, BDCs, in order to borrow money or issue preferred stock, must maintain “asset coverage,” as defined in the 1940 Act, of at least 200%, which generally requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, the Company endeavors to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders.

The Company believes that market conditions may from time to time provide attractive opportunities to deploy capital, including at times when the Shares may be trading at a price below NAV per Share. During the global financial crisis of 2008 and during several years afterward, the global capital markets experienced a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of certain major domestic and international financial institutions. Despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. During that period of time, many investors sold assets in order to repay debt or meet equity redemption requirements or other obligations. This dynamic created forced selling (which could return should global markets experience future disruption similar to such recent disruption) that negatively impacted valuations of debt securities in most markets. This negative pressure on valuations contributed to significant unrealized write-downs of debt investments of many finance companies. However, these changes in market conditions also had beneficial effects for capital providers, including more favorable pricing of risk and more creditor-friendly contractual terms. Further, although valuations had partially recovered during that period of time, additional opportunity continued to remain in the secondary market. Accordingly, for those firms that continued to have access to capital, such an environment had the potential to provide investment opportunities on more favorable terms than would otherwise have been available. The Company’s ability to take advantage of these opportunities in the future is dependent upon its access to capital.

Even though the underlying performance of a particular portfolio company may not necessarily indicate impairment or its inability to repay all principal and interest in full, the volatility in the debt capital markets may negatively impact the valuations of debt investments and result in further unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact stockholders’ equity and the Company’s asset coverage.

Failing to maintain asset coverage of at least 200% could have severe negative consequences for a BDC, including the inability to pay distributions to its stockholders, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will fail to maintain asset coverage of at least 200%, the markets in which it operates and the general economy remain volatile and uncertain. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact the Company’s asset valuations, stockholders’ equity and the Company’s debt to equity ratio.

As noted above, market disruption has, in the past, resulted in good opportunities to invest at attractive risk-adjusted returns. However, the extreme volatility and dislocation that the capital markets experienced also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. If these adverse market conditions return and/or worsen in the future, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of these good investment opportunities. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

At times Shares may trade at a discount to NAV per Share and at times Shares may trade at a market price in excess of NAV. The possibility that Shares will trade at a discount to NAV per Share or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that the Company’s NAV will decrease. It is not possible to predict whether the Shares that may be offered pursuant to the Share Issuance Proposal, if approved, will trade at, above, or below the then-current NAV per Share.

Recent dislocations in the credit markets described above have led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, Shares may trade below the Company’s NAV per Share, which is not uncommon for BDCs. As noted above, however, these periods of market volatility and dislocation created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Shares at a price below NAV per Share. Stockholder approval of the Share Issuance Proposal, subject to the conditions set forth in the Share Issuance Proposal, would provide the Company with the flexibility to invest in such opportunities and would enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company and for other general corporate purposes.

The Board believes that having the flexibility to issue Shares at a price below NAV per Share in certain instances is in the best interests of the Company and its stockholders and would provide added financial flexibility to comply with BDC, RIC and credit facility requirements the Company and its subsidiaries may face from time to time, including the requirement to maintain asset coverage of at least 200%, and would provide access to capital markets to pursue attractive investment opportunities and/or repay any outstanding indebtedness or for other corporate purposes. The flexibility to issue Shares at a price below the then-current NAV per Share could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times that are disadvantageous to the Company.

While the Company has no immediate plans to sell its Shares at a price below NAV per Share, it is seeking stockholder approval of the Share Issuance Proposal in order to maintain access to the markets if the Company determines it should sell Shares at a price below NAV per Share, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the Shares will not include preemptive rights. Also, because the Company has no immediate plans to issue any Shares, it is impracticable to describe the transaction or transactions in which such Shares would be issued. Instead, any transaction where the Company issues such Shares, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If the Share Issuance Proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of the Share Issuance Proposal. If approved, the authorization would be effective for securities issued during the next 12 months following stockholder approval.

Trading History

The Company’s Shares have been listed on the NYSE under the ticker symbol “FSIC” since April 16, 2014. Prior to such date, there was no public market for the Company’s Shares. The Company’s Shares have historically traded at prices both above and below the Company’s NAV per Share. It is not possible to predict whether the Company’s Shares will trade at, above or below the Company’s NAV in the future.

The following table sets forth: (i) the Company’s NAV per Share as of the applicable period end, (ii) the range of high and low closing sales prices of the Company’s Shares as reported on the NYSE during the applicable period and (iii) the closing high and low sales prices of the Company’s Shares as a premium (discount) to the Company’s NAV during the appropriate period.

For the Three Months Ended (unless otherwise indicated)	Net Asset Value per Share(1)	Closing Sales Price		Premium (Discount) of High Sales Price to Net Asset Value per Share(2)	Premium (Discount) of Low Sales Price to Net Asset Value per Share(2)
		High	Low
Fiscal 2014
Period from April 16, 2014 to June 30, 2014	$10.28	$10.67	$10.07	3.79%	(2.04)%
September 30, 2014	$10.19	$10.77	$10.25	5.69%	0.59%
December 31, 2014	$9.83	$10.63	$9.85	8.14%	0.20%

(1)	Net asset value per Share is determined as of the last day in the relevant period and therefore may not reflect the net asset value per Share on the date of the high and low closing sale price. The net asset values shown are based on outstanding Shares at the end of the relevant period.
(2)	Calculated as the respective high or low closing sale price less net asset value, divided by net asset value (in each case, as of the applicable period).

On April 29, 2015, the last reported closing sales price of the Company’s Shares on the NYSE was $10.44 per share, which represented a premium of approximately 6.21% of the Company’s most recently reported NAV (as of December 31, 2014).

Conditions to the Sale of Shares below NAV per Share

If stockholders approve the Share Issuance Proposal, the Company will sell Shares at a price below NAV per Share only if the following conditions are met:

•	it is determined that any such sales would be in the best interests of the Company and its stockholders by a required majority of directors;

•

a required majority of directors, in consultation with the underwriter or underwriters of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of a firm commitment to purchase Shares or immediately prior to the issuance of Shares, that the price at which Shares are to be sold is not less than a price which closely approximates the market value for Shares, less any distributing commission or discount; and

•	the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding Shares immediately prior to each such sale.

Dilution

Before voting on the Share Issuance Proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect on the Company’s NAV per Share as a result of the issuance of Shares at a price less than NAV per Share. Any sale of Shares by the Company at a price below NAV per Share would result in an immediate dilution to existing stockholders on a per Share basis. This dilution would include reduction in the NAV per Share as a result of the issuance of Shares at a price below NAV per Share and a proportionately greater decrease in a stockholder’s per Share interest in the earnings and assets of the Company and per Share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of Shares at a price below NAV per Share under various hypothetical scenarios and will consider again such dilutive effect when considering whether to authorize any specific issuance of Shares below NAV per Share.

The 1940 Act establishes a connection between the price at which common stock is sold and NAV because, when common stock is sold at a price per share below NAV per share, the resulting increase in the number of outstanding shares of common stock is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders of the Company should also consider that they will have no subscription, preferential or preemptive rights to Shares authorized for issuance, and thus any future issuance of Shares at a price below NAV per Share would dilute a stockholder’s holdings of Shares as a percentage of Shares outstanding to the extent the stockholder does not purchase sufficient Shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase, or is unable to purchase, any Shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then-current NAV per Share, the stockholder’s voting power will be diluted.

The precise extent of any such dilution to the Company’s common stock cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution resulting from an offering is the amount of net proceeds that the Company receives from such offering. The Board would expect that the net proceeds to the Company will be equal to the price that investors pay per Share, less the amount of any underwriting discounts and commissions—typically approximately 95% of the market price.

The following examples indicate how an offering would immediately affect the NAV per Share of the Company’s common stock based on the assumptions set forth below. The examples do not include any effects or influence on the market price for Shares due to changes in investment performance over time, distribution policy, increased trading volume or other qualitative aspects of the Shares.

Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV per Share

Impact on Existing Stockholders who do not Participate in the Offering

Existing stockholders of the Company who do not participate, or who are not given the opportunity to participate, in an offering below NAV per Share by the Company or who do not buy additional Shares in the secondary market at the same or lower price obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV per Share of the Shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their Shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per Share. A decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of NAV per Share dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount to NAV per share, although it is not possible to predict the level of market price decline that may also occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount to NAV per share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount to NAV per share); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount to NAV per share); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and any underwriting discounts and commissions (a 100% discount to NAV per share).

	Prior to Sale Below NAV per Share	Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount		Example 4 25% offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.05	—	$9.52	—	$8.47	—	$0.01	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$0.01	—
Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000
Percentage Held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.83%	(17.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(20.00)%

Impact on Existing Stockholders who Participate in the Offering

An existing stockholder of the Company who participates in an offering by the Company of Shares at a price below NAV per Share or who buys additional Shares in the secondary market at the same or lower price as obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) will experience the same types of NAV per Share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Shares immediately prior to the offering. The level of NAV per Share dilution on an aggregate basis will decrease as the number of Shares such stockholders purchase increases. Existing stockholders of the Company who buy more than such percentage will experience NAV per Share dilution, but will, in contrast to existing stockholders of the Company who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per Share over their investment per Share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of Shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in the future in which such stockholder does not participate, in which case such stockholder will experience NAV per Share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their Shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the Company’s offering and level of discount to NAV per Share increases.

The following examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 20% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,000 shares, which is 0.50% of the offering of 200,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,000 shares, which is 1.50% of the offering of 200,000 shares rather than their 1.00% proportionate share). The Company’s prospectus pursuant to which any offering of Shares by the Company at a price less than the then-current NAV per Share is made will include a chart for its example based on the actual number of Shares in such offering and the actual discount to the most recently determined NAV per share.

	50% Participation		150% Participation		% Change
	Prior to Sale Below NAV per Share	Following Sale	% Change	Following Sale
Offering Price
Price per share to public	—	$8.47	—	$8.47	—
Net proceeds per share to issuer	—	$8.00	—	$8.00	—
Increases in Shares and Decrease to NAV per Share
Total shares outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
NAV per share	$10.00	$9.67	(3.30)%	$9.67	(3.30)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,000	10.00%	13,000	30.00%
Percentage held by stockholder A	1.0%	0.92%	(8.00)%	1.08%	8.00%
Total Asset Values
Total NAV held by stockholder A	$100,000	$106,370	6.37%	$125,710	25.71%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$108,470	8.47%	$125,410	25.41%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,100)	—	$300	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.67	—	$9.67	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.86	(1.40)%	$9.65	(3.50)%
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.19)	—	$0.02	—
Percentage (dilution)/accretion to stockholder A (dilution/accretion per share divided by investment per share)	—	—	(1.93)%	—	0.21%

Impact on New Investors

The following examples illustrate the level of NAV per Share dilution or accretion that would be experienced by a new stockholder in three different hypothetical common stock offerings of different sizes and levels of discount to NAV per Share, although it is not possible to predict the level of market price decline that may also occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders of the Company, but who participate in an offering by the Company below NAV per Share and whose investment per Share is greater than the resulting NAV per Share due to expenses and any underwriting discounts and commissions paid by the Company will experience an immediate decrease, albeit small, in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. Investors who are not currently stockholders of the Company and who participate in an offering by the Company of Shares at a price below NAV per Share and whose investment per Share is also less than the resulting NAV per Share due to expenses and any underwriting discounts and commissions paid by the Company being significantly less than the discount per Share, will experience an immediate increase in the NAV of their Shares and their NAV per Share compared to the price they pay for their Shares. All these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their Shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per Share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV per Share dilution or accretion that would be experienced by a new stockholder of Entity XYZ who purchases the same percentage (1.00%) of shares in the three different hypothetical offerings of common stock of different sizes and levels of discount to NAV per share. The examples assume that Entity XYZ has 1,000,000 shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount to NAV per Share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount to NAV per Share); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount to NAV per Share).

	Prior to Sale Below NAV per Share	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.05	—	$9.52	—	$8.47	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,000	—
Percentage held by stockholder A	—	0.05%	—	0.09%	—	0.17%	—
Total Asset Values
Total NAV held by stockholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by stockholder A	—	$5,025	—	$9,952	—	$16,940	—
Total dilution to stockholder A (total NAV less total investment)	—	$(35)	—	$390	—	$2,400	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per share held by stockholder A	—	$10.05	—	$9.52	—	$8.47	—
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.07)	—	$0.39	—	$1.20	—
Percentage (dilution)/accretion to stockholder A ((dilution)/accretion per share divided by investment per share)	—	—	(0.70)%	—	4.10%	—	14.17%

The discount to NAV per Share is a result of market perception that moves the share price and thus NAV is only one determinant of market value. The Company expects the market price of Shares will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in its dividend yield.

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV per Share, the Board has considered the Company’s potential need to obtain additional capital for investment, repayment of indebtedness or other corporate purposes discussed in this proxy statement. With more capital to utilize, the Board believes that the Company may be able to make investments with more significant earnings and growth potential or pay down its outstanding indebtedness. The Board further believes that over time, the value of the incremental assets available for investment or other uses, taken together with the other factors previously discussed, may be reflected positively in the market price of the Shares and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV per Share due to offerings of Shares in accordance with the Share Issuance Proposal.

Other Considerations

In reaching its recommendation to stockholders to approve the Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that the Company pays to FB Advisor as such fees are partially based on the value of the Company’s gross assets. The Board, including the Independent Directors, concluded that, prior to approving any issuance of Shares below NAV per Share, it would determine that the benefits to the Company’s stockholders from increasing the Company’s capital base or from other uses would outweigh any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers Shares at a price below NAV per Share or above NAV per Share.

Potential Investors

The Company has not solicited any potential buyers of the Shares that it may elect to issue in any future offering of Shares to comply with the federal securities laws. No Shares are earmarked for management or other affiliated persons of the Company. However, members of the Company’s management and other affiliated persons may participate in an offering of Shares by the Company on the same terms as others.

Required Vote

If stockholders approve the Share Issuance Proposal, during the next 12 months following stockholder approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued Shares at a price below the then-current NAV per Share.

Approval of the Share Issuance Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding Shares entitled to vote at the Annual Meeting and (2) a majority of the outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For purposes of the Share Issuance Proposal, the 1940 Act defines “a majority of outstanding voting securities” of a Company as the lesser of: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Abstentions and broker non-votes, if any, will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2016 annual meeting of stockholders will be held in June 2016, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at the Company’s 2016 annual meeting of stockholders, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at FS Investment Corporation, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and the Company must receive the proposal no later than January 8, 2016, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.

Notices of intention to present proposals, including nomination of a director, at the Company’s 2016 annual meeting of stockholders should be addressed to the Secretary of the Company and should be received by the Company between December 9, 2015 and 5:00 p.m., Eastern Time, on January 8, 2016. In the event that the date of the Company’s 2016 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the Annual Meeting, a notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at a meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing or other applicable requirements.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT

SUB-ADVISER AND CO-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser and co-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	CO-ADMINISTRATOR
FB Income Advisor, LLC 201 Rouse Boulevard Philadelphia, PA 19112	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue New York, NY 10154	State Street Bank and Trust Company 100 Huntington Avenue Tower II, Floor 3 Mail Code CPH0326 Boston, MA 02116

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FS INVESTMENT CORPORATION 201 Rouse Boulevard PHILADELPHIA, PA 19112

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

GENERAL QUESTIONS

1-855-486-7801

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     M75769-P53318                                   KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FS INVESTMENT CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
	The Board of Directors recommends you vote FOR the following: ☐	☐	☐
1. Election of Directors

Nominees:
Class B Directors: 01 David J. Adelman 02 Thomas J. Gravina 03 Philip E. Hughes, Jr.

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

2.     To authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell Shares during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the proxy statement.

					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M75770-P53318

FS INVESTMENT CORPORATION

Annual Meeting of Stockholders

June 22, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael C. Forman and Stephen S. Sypherd, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2015 Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), to be held at 10:00 a.m., Eastern Time, on Monday, June 22, 2015, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned as of any applicable record date. The proxy statement and the accompanying materials are being mailed on or about May 4, 2015 to stockholders of record as of April 20, 2015 and are available on the Investor Relations portion of the Company’s website at www.fsinvestmentcorp.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted (1) FOR the proposal to elect each of the director nominees listed in Proposal 1, and (2) FOR the proposal to authorize flexibility for the Company, with the approval of the Company’s board of directors, to sell Shares during the next twelve months following stockholder approval at a price below the then-current net asset value per share, subject to certain limitations described in the proxy statement. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholders who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side